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                           EINSTEIN/NOAH BAGEL CORP.
                          AMENDED AND RESTATED BYLAWS
                           (AS OF DECEMBER 26, 1997)

                                   ARTICLE I

                               CORPORATE OFFICES

                 Section 1. Delaware Registered Office. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                 Section 2. Other Offices. The Company may also have offices at such other places, both within and outside the state of Delaware, as the board of directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 Section 1. Time and Place. All meetings of stockholders shall be held at such time and place, within or outside the state of Delaware, as may be fixed from time to time by the board of directors or specified or fixed in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1997, shall be held on the first Wednesday in June, if not a legal holiday, and if a legal holiday, then on the next following business day, at 10 a.m. mountain time, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors as provided in the certificate of incorporation, and transact such other business as may properly come before the annual meeting (a) in accordance with applicable statutes, (b) by or at the direction of the board of directors, or
(c) by any stockholder who complies with the procedures set forth in Section 5 of this Article II.

                 Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called only by the chairman of the board, a vice chairman of the board, the chief executive officer, the president, or the secretary, and shall be called by one of such officers at the request in writing of a majority of the whole board of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 Section 4. Notice. Written notice of a meeting, annual or special, stating the place, date, and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at
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such meeting, not less than 10 nor more than 60 days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than 20 nor more than 60 days before the date of the meeting.

                 Section 5. Stockholder Proposals, Initiatives, and Amendments. At any annual meeting of stockholders, only such business shall be conducted as shall have properly been brought before the meeting. If such business relates to the nomination by a stockholder of any person for election to the board of directors, the stockholder shall comply with the procedures set forth in Article III, Section 2 of these bylaws. For any other business properly to be brought before any meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, for such notice by the stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. To be in proper written form, a stockholder's notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the Company which are owned by the stockholder as of the record date for the meeting; and (iv) any material interest of the stockholder in such business. The chairman of the meeting shall have the sole authority to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 5 of Article II and, if the chairman should determine that such business was not so properly brought, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 5, a stockholder who seeks to have any proposal included in the Company's proxy statement shall comply with any applicable requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

                 Section 6. Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare or cause to be prepared and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


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                 Section 7.  Quorum.  The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section 7 of Article II. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date, and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 8. Voting. (a) When a quorum is present at any meeting, a majority of the votes cast shall decide any question (other than the election of directors which shall be determined by a plurality vote), unless the question is one upon which by express provision of the Delaware General Corporation Law or the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                 (b) Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any question.

                 (c) Each share of common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Company, on all propositions before the meeting, unless a proposition is one that is specifically designated as a proposition that requires a class vote of the holders of preferred stock. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

                 Section 9. Meeting Procedure. The chairman of any meeting of stockholders shall have full and complete authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If disorder or any other event should arise which prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his or her doing so, the meeting will be immediately adjourned. The chairman may ask or require anyone who is not a bona fide stockholder or holder of a valid proxy, or who is disrupting or inhibiting the orderly conduct of the meeting, to leave the meeting.


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                                  ARTICLE III

                               BOARD OF DIRECTORS

                 Section 1. Number, Election and Term. The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors; provided, however, that such number shall initially be one, and provided further, that such number shall not be less than one nor more than 11; and provided further, that such number and such minimum and maximum may be increased pursuant to resolution of the board adopted pursuant to the certificate of incorporation establishing any series of preferred stock. The directors, other than those who may be elected by the holders of any series of the preferred stock pursuant to a resolution of the board of directors adopted pursuant to the certificate of incorporation establishing such series, shall be elected at annual meetings of stockholders and may be elected at any special meeting of stockholders, except as otherwise provided herein, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Except as otherwise provided in the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the provisions of Article IX of these bylaws, if there are no directors in office, then an election may be held in the manner provided by statute.

                 Section 2. Nominations. Nominations for any election of a director may be made by the board of directors, a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this
Section 2 of Article III. All nominations by stockholders must be made pursuant to timely notice in proper written form to the secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, for such notice by the stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder


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and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors, or a committee appointed by the board of directors, for election as a director shall furnish to the secretary of the Company the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this
Section 2 of Article III, and the defective nomination shall thereupon be disregarded.

                 Section 3. Powers. The business and affairs of the Company shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the certificate of incorporation, or these bylaws directed or required to be exercised or done by the stockholders.

                 Section 4. Place of Meetings. The board of directors of the Company may hold meetings, both regular and special, either within or outside the state of Delaware.

                 Section 5. Regular Meetings. A regular meeting of the board of directors or any committee thereof may be held without notice immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

                 Section 6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president, or the secretary and shall be called by one of such officers on the written request of a majority of all of the directors, on not less than two days' notice to each director, either personally or by mail, courier, facsimile transmission, or telegram.

                 Section 7. Quorum. At any meeting of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting from time to time, without further notice, until a quorum shall be present.

                 Section 8. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.


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                 Section 9.  Participation with Communications Equipment.
Unless otherwise restricted by statute, by the certificate of incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

                 Section 10. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution designating such committee and not limited by the Delaware General Corporation Law, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require the seal. Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

                 Section 11. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.

                 Section 12. Resignation of Directors. A resignation of a director shall be effective upon receipt by the president of a signed written notice of such resignation, or, should such notice contain a specified date of resignation, at such specified date. No acceptance by the board of directors is required for such resignation to be effective.

                 Section 13. Removal of Directors. Subject to the rights of holders of any series of preferred stock, any director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class.


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                                   ARTICLE IV

                                    NOTICES

                 Section 1. Method of Giving Notice. Whenever any notice is required to be given to any director or stockholder pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation, these bylaws or the resolutions or other governing provisions of a committee of the board of directors, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or reputable courier service, addressed to such director or stockholder, at his address as it appears on the records of the Company, with postage thereon or payment therefor prepaid, and such notice shall be deemed to be given when deposited in the United States
mail or with a reputable courier service.   Notice to directors may also be
given by telegram and by telex or facsimile transmission to such number as shall appear on the records of the Company as the number of such director and shall be deemed to be given on the day of transmission.

                 Section 2. Waiver of Notice. Whenever any notice is required to be given under any provision of the Delaware General Corporation Law, the certificate of incorporation, these bylaws, or the resolutions or other governing provisions of a committee of the board of directors, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

                 Section 1. Offices. The officers of the Company shall be elected by the board of directors and may include a chairman of the board, one or more vice chairmen of the board (the number thereof to be determined by the board of directors), a chief executive officer, a president, a chief financial officer, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a secretary, a principal accounting officer, a general counsel, and such assistant secretaries and other officers as may be elected or appointed by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

                 Section 2. Annual Election. The board of directors at its meeting held in conjunction with or after each annual meeting of stockholders shall elect officers of the Company, which may include a chairman of the board, one or more vice chairmen of the board (the number thereof to be determined by the board of directors), a chief executive officer, a president, a chief financial officer, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a secretary, a principal accounting officer, a


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general counsel and may elect such assistant secretaries and other officers as it may deem advisable.

                 Section 3. Appointment of Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                 Section 4. Compensation of Officers. The compensation of all officers and agents of the Company shall be fixed by or under the direction of the board of directors.

                 Section 5. Term of Office, Removal, and Vacancy. Each officer shall hold office until a successor is chosen and qualifies or until the officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Company shall be filled by the board of directors.

                 Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and the board of directors. He or she may sign certificates for shares of the Company and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Company. In the absence of the chief executive officer, or in the event of his or her inability or refusal to act, the chairman of the board shall be responsible for the general and active management of the business of the Company and shall have all the powers of and be subject to all the restrictions on the chief executive officer. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                 Section 7. Vice Chairman of the Board. In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the vice chairman of the board (or if there be more than one, in order of seniority) shall preside at all meetings of the stockholders and the board of directors, and when so presiding, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. In all other matters, in the absence of the chairman of the board, or in the event of his or her inability or refusal to act, the vice chairman of the board (or if there be more than one, in order of seniority) shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions on the chairman of the board. A vice chairman of the board shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

                 Section 8. Chief Executive Officer. The chief executive officer shall be responsible for the general and active management of the business of the Company. He or she may sign certificates for shares of the Company and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of


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the Company.  In the absence of the chairman of the board and the vice chairmen of the board, or in the event of their inability or refusal to act, the chief executive officer shall preside at all meetings of the stockholders and board of directors, and when so presiding, shall have all the powers of and be subject to all the restrictions on the chairman of the board. In all other matters, in the absence of the chairman of the board and the vice chairman of the board, or in the event of their inability or refusal to act, the chief executive officer shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions on the chairman of the board. The chief executive officer shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

                 Section 9. President. The president shall be the chief operating officer of the Company. In the absence of the chairman of the board, any vice chairman of the board and the chief executive officer or in the event of their inability or refusal to act, the president shall perform the duties of the chairman of the board and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. He or she may sign certificates for shares of the Company and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Company. The president shall perform such other duties and have such other powers as the board of directors, the chairman of the board, a vice chairman of the board or the chief executive officer may from time to time prescribe.

                 Section 10. Chief Financial Officer. The chief financial officer shall be the principal financial officer of the Company and shall have general supervision of the direction of the finances of the Company. In addition, he or she shall have primary responsibility for the business development, partner development, communications, legal and performance evaluation functions. The chief financial officer shall hold the office of vice president, shall report to the chief executive officer and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president may from time to time prescribe.

                 Section 11. Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or if there be more than one, first, the executive vice presidents, then the senior vice presidents, then the vice presidents, within each category in the order designated, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. He or she shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the board of directors are carried into effect. He or she may sign certificates for shares of the Company and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the


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Company, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Company. A vice president who is appointed as such with respect to a particular area of responsibility or function of the Company shall, subject to the authority of the chief executive officer and the president, perform all duties and have all authority pertaining to the general and active management of such area or function and shall see that all orders and resolutions of the board of directors pertaining to such area or function are carried into effect. The vice presidents shall perform such other duties and have such other powers as the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president may from time to time prescribe.

                 Section 12. Secretary. The secretary shall (a) attend all meetings of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders, and (c) perform such other duties as may be prescribed by the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president. The secretary shall have custody of the corporate seal of the Company and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by signature.

                 Section 13. Principal Accounting Officer. The principal accounting officer shall supervise the preparation and maintenance, on a current basis, of such accounting books, records, and reports as may be necessary for directors, officers, and employees of the Company to discharge their duties or as may be required by law. In general, he or she shall perform all duties incident to the office of controller and other duties as the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president may from time to time prescribe.

                 Section 14. General Counsel. The general counsel shall be the chief legal adviser of the Company as to all matters affecting the Company or its business. In general, he or she shall perform all the duties incident to the office of general counsel and such other duties as the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president may from time to time prescribe.

                 Section 15. Assistant Secretaries. The assistant secretary (or if in either case there be more than one, in each case in the order determined by the board of directors, or if there be no such determination, then in each case in the order of their election or appointment) shall, in the absence of the secretary, or the inability or refusal of the secretary to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, a vice chairman of the board, the chief executive officer or the president may from time to time prescribe.


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                                   ARTICLE VI

                               STOCK CERTIFICATES

                 Section 1. Right of Holder to Certificate. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the chairman of the board, the chief executive officer, the president or any vice president and the secretary or an assistant secretary or treasurer or an assistant treasurer of the Company, certifying the number of shares owned by the holder in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Company will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

                 Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be a facsimile. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if he or she was such officer at the date of issue.

                 Section 3. Uncertificated Shares. The board of directors of the Company may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificated or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of Delaware or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                 Section 4. Lost Certificates. The board of directors or any appropriate officers of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the


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board of directors or any appropriate officers of the Company may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company in connection with the certificate alleged to have been lost, stolen, or destroyed, or both.

                 Section 5. Registration of Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its stock records.

                 Section 6. Record Dates. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the board of directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                 Section 7. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                 Section 1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in


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property, or in shares of the capital stock of the Company, subject to the provisions of the certificate of incorporation and requirements of law.

                 Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall believe conducive to the interests of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

                 Section 3. Signatures on Checks and Notes. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate, and facsimile signatures of such officer or officers shall be deemed original signatures for purposes hereof.

                 Section 4. Fiscal Year. The fiscal year of the Company shall end on the Sunday nearest, but not after, December 31 of each year.

                 Section 5. Seal. The corporate seal shall be inscribed with the name of the Company and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                   AMENDMENTS

                 These bylaws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the board of directors, provided that no amendment or supplement adopted by the board of directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                   ARTICLE IX

                                EMERGENCY BYLAWS

                 Section 1. Emergency Directors. The board of directors, by resolution, may provide for emergency directors and appoint or designate the manner in which emergency directors shall be determined. To the extent provided in said resolution and as provided by Section 110 of the Delaware General Corporation Law, such emergency directors, together with any remaining directors able to perform their duties, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and shall thereby be deemed to constitute the board of directors of the Company, during any interval


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commencing when the board of directors shall be unable to function by reason of vacancies occurring due to death, incapacity, or catastrophe or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. Such emergency directors, including any remaining directors able to perform their duties, shall, during the term they are authorized to function as provided herein, have the power to appoint such temporary officers to fill existing vacancies as the circumstances may require, to remove officers as the circumstances may require, to authorize the seal of the Company to be affixed to all papers which may require it, and to take any and all other actions as may be required and permitted in conformity with the provisions of Section 110 of the Delaware General Corporation Law. The emergency directors shall consist of any available members of the board of directors and any other persons in such order as named by the board of directors on any list as it may compile from time to time for purposes of appointing such emergency directors. If the board of directors shall have failed to compile any list for purposes of appointing emergency directors, the emergency directors shall consist of (in the order specified below) any available members of the board of directors, the chief executive officer, the president, the executive vice presidents (in order of seniority), the senior vice presidents (in order of seniority), the chief financial officer, the vice presidents (in order of seniority), the secretary and the assistant secretaries (in order of seniority) of the Company. The chairman of the emergency directors shall be the highest ranking available person on any list compiled by the board of directors for purposes of appointing the emergency directors, or, if the board of directors shall have failed to compile any such list, the highest ranking available person of the following: the chairman of the board, a vice chairman of the board (or if there be more than one, the most senior vice chairman), the other most senior member of the board of directors, the chief executive officer, the president, the most senior executive vice president, the most senior senior vice president, the chief financial officer, the most senior vice president, the secretary and the most senior assistant secretary.

                 Section 2. Meetings, Quorum and Vacancies. The emergency directors shall meet as promptly as possible after the occurrence of the event herein described which would activate their appointment and at such subsequent time or times as it may designate until a board of directors has been duly elected by the stockholders and qualified. A meeting of the emergency directors may be called by any emergency director, notice of which meeting need be given only to such emergency directors as it is feasible to reach at the time. Such emergency directors shall make their own rules of procedure except to the extent otherwise provided by resolution of the board of directors. The emergency directors in attendance at the meeting shall constitute a quorum.

                 Section 3. Powers of Chairman. During such times as the emergency directors shall be required to function pursuant to the provisions hereof, the chairman of said emergency directors shall function as, and have the powers of, the chief executive officer of the Company and shall preside at all meetings of the stockholders and the emergency directors. The chairman of the emergency directors shall have and exercise, subject to the direction of the emergency directors, general charge and supervision over the business and affairs of the Company.


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                 Section 4.  Other Bylaw Provisions.  To the extent not
inconsistent with the provisions of this Article IX or Section 110 of the Delaware General Corporation Law, all other provisions of these bylaws shall remain in effect during the interval in which the emergency directors shall be required to function pursuant to the provisions hereof.


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